                           SCHEDULE 14A INFORMATION
                           ------------------------

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               (Amendment No. [_])

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section 240.14a-12

                                  SENETEK PLC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  Registrant
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------


     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------


     (5)  Total fee paid:

          --------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
           N/A
          --------------------------------------------------------------------


     (2)  Form, Schedule or Registration Statement No.:
           N/A
          --------------------------------------------------------------------


     (3)  Filing Party:
           N/A
          --------------------------------------------------------------------


     (4)  Date Filed:
           N/A
          --------------------------------------------------------------------

                       NOTICE OF ANNUAL GENERAL MEETING

                                  SENETEK PLC
                                (the "Company")

   NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of the Company will be held at the Napa Valley Marriott, Napa, California 94558 at 11:00 a.m., Pacific Standard Time, for the purpose of considering and, if thought fit, passing the following resolutions:

                               ORDINARY BUSINESS

   1. To re-elect Mr. S. Georgiev as a Director;

   2. To re-elect Mr. A. Tobler as a Director;

   3. To re-elect Mr. F. Massino as a Director;

   4. To ratify the appointment of Messrs. BDO Stoy Hayward as the Company's independent auditors for the fiscal year 1999.

                                          By Order of the Board of Directors

                                          STEWART SLADE

                                          Stewart Slade
                                          Secretary

   The Registered office of the Company is at Unit 1400, Kettering Venture Park, Kettering, Northants NN15 6XR, England.

   A holder of Ordinary shares of the Company entitled to attend and vote at the meeting may appoint one or more proxies to attend and, on a poll, to vote instead of him. A proxy need not be a holder of Ordinary shares.

September 27, 1999

                                  SENETEK PLC
                       Unit 1400, Kettering Venture Park
                    Kettering, Northants NN15 6XR, England
                     Tel: (1536) 312455 Fax: (1536) 312456

                                Proxy Statement
                  1999 Annual General Meeting of Shareholders

   This Proxy Statement is furnished to the shareholders of Senetek PLC, a public limited company registered in England ("Senetek" or "the Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders and at any and all adjournments or postponements of such Meeting, to be held at 11:00 a.m., Pacific Standard Time, on Friday, October 22, 1999 at the Napa Valley Marriott, Napa, California 94558 (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement to its shareholders on or about Monday, September 27, 1999.

Record Date and Voting

   Only shareholders of record at the close of business on Wednesday, September 22, 1999 (the "record date") are entitled to vote at the Annual Meeting. At the close of business on that date, the Company had outstanding 58,023,517 Ordinary shares, nominal value 5p (the "Ordinary shares"), of which 57,077,429 were held in the name of The Bank of New York as depositary (the "Depositary") which issues Company sponsored American Depositary Receipts ("ADRs") evidencing American Depositary Shares which, in turn, each represent one Ordinary share.

   Each registered holder of Ordinary shares present in person at the Annual Meeting is entitled to one vote on a show of hands, and every holder present in person or by proxy shall, upon a poll, have one vote for each Ordinary share held by such holder. In the event that the proxy card is executed but does not indicate by marking a vote "FOR", "AGAINST", "ABSTAIN" or "WITHHOLD AUTHORITY", the proxy may vote or abstain at his discretion.

   Proxy voting cards from holders of Ordinary shares must be received not less than forty-eight hours before the time for holding the Meeting.

   A Deposit Agreement exists between The Bank of New York and the holders of ADRs pursuant to which holders of ADRs are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary shares so represented. The Depositary has agreed it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary shares registered in its name in accordance with the instructions of the ADR holders. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than the close of business on Wednesday, October 15, 1999.

   Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at The Bank of New York, 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on Wednesday, October 15, 1999 duly executed instructions bearing a later date or time than the date or time of the instructions being revoked.

   The Company's Articles of Association require that proposals of shareholders of the Company which are intended to be presented by the shareholders at the Company's Annual General Meeting must be received by the Company not less than 28 days prior to the Meeting, whether or not they are to be included in the Company's proxy statement and form of proxy relating to that meeting.

   In addition to solicitation by mail, solicitation of proxies and of instructions from holders of ADRs may be made by Directors, officers, and other employees of the Company by personal interview, telephone, telefax or telegraph without additional remuneration. Cost of the solicitation of proxies, including the mailing of proxy materials, will be borne by the Company.

Shareholder Proposals

   The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the US Securities and Exchange Commission and any applicable US state laws. In order for a proposal by a shareholder to be included in the proxy statement relating to the Annual General Meeting of shareholders to be held in 2000, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive office no later than May 30, 2000.

                                  Proposal 1

                             ELECTION OF DIRECTORS

   The Company currently has five Directors.

   The Articles of Association of the Company provide that one-third of the Directors (not including those appointed by the Board of Directors since the last Annual Meeting), or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire at the dissolution of the Annual Meeting based on the length of time in office as calculated from each Director's last election or appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, absent an agreement between them, be determined by means of a lottery. Any Director who has been appointed since the last Annual Meeting is also required to retire. A retiring Director is eligible for re-election.

   At the Annual General Meeting, Mr. Stephen Georgiev retires by rotation and is nominated by the Board for re-election. Mr. Tobler and Mr. Massino having been appointed during the year preceding the Annual General Meeting are nominated by the Board for re-election at the Annual General Meeting.

Adoption of Proposal

   Adoption of Proposal 1 to re-elect Messrs. Georgiev, Tobler and Massino as Directors requires the affirmative vote of a majority of the holders present in person at the Meeting or, if a poll is taken, the holders of a majority of the shares in person or by proxy at the Meeting. The Board of Directors recommends that the Shareholders vote "FOR" the re-election of Mr. Georgiev, Mr. Tobler and Mr. Massino to serve as Directors of the Company.

   The following table indicates certain information regarding Mr. Georgiev, Mr. Tobler and Mr. Massino as well as all other Directors.

                                                                    Director
   Name                              Position with Company           Since   Age
   ----                      -------------------------------------- -------- ---
   Frank James Massino...... Chairman of the Board of Directors and   1998    52
                              Chief Executive Officer
   Gary David Frentz........ Director                                 1989    55
   Steven Gergiev........... Director                                 1997    65
   Uwe Thieme............... Director                                 1998    58
   Andreas Tobler........... Director                                 1998    48

                                 1999 NOMINEES

   Frank Massino was appointed Chief Executive Officer and a Director in November 1998. In addition to this he was appointed Chairman of the Board of Directors in December 1998. Mr. Massino joined the Senetek group of companies in 1995 as Vice President Marketing of the Carme Cosmeceutical Sciences business unit. From 1992 until 1995 Mr. Massino was Executive Director for Survival Technologies Inc. (now Meridian Medical Technologies) where he worked on business development strategies. From 1985 until 1991 he was Director of Marketing and a Divisional Sales manager at Glaxo Inc. At Glaxo he re-positioned a mature line of corticosteroids into a successful business for the treatment of psoriasis and worked on the launch of two new ethical pharmaceutical products. From 1980 until 1985 Mr. Massino held various management positions at Ortho Pharmaceuticals, a subsidiary of Johnson & Johnson.

   Mr. Massino has a bachelor's degree in finance and chemistry from the University of Illinois and has graduated from several business education programs at the University of Michigan and Columbia University.

   Steven Georgiev was appointed a director in February 1997. Since 1993 he has acted as Chairman of the Board of Directors and Chief Executive Officer of Palomar Medical Technologies Inc. He became Chairman of the Board of Directors of Palomar in September 1991 after its merger with Dymed.

   Mr. Georgiev is also Chairman of American Materials and Technology Inc. and a director of Excel Technology Inc., a public company he co-founded in 1972 which was later acquired by EG&G Inc., a company listed on the New York Stock Exchange. He has a Bachelor of Science in Engineering Physics from Cornell University and a Master of Science in Management from the Massachusetts Institute of Technology (Sloan Fellow).

   Andreas Tobler was appointed a director in November 1998. Since 1996 he has been Managing Director of Online Capital GmbH which provides financial advisory services, merger and acquisition services and venture capital funding arrangements. Also, from 1996 to November 1998, Mr. Tobler was Managing Director of Cornerstone Financial Corporation, which was 50% owned by Online Capital until October 1998. From 1991 to 1996, Mr. Tobler held various senior positions at U.S. Industrial Services, Inc. and continues to serve as a director of that company.

   Mr. Tobler's past experience also includes Managing Partner, Royal Bank Trust, Zurich (1988-1991); Vice President and Head of Corporate Finance Citibank, New York and Zurich (1987-1988); and Vice President and Head of Capital Markets, Credit Suisse, New York (1982-1987).

   Mr. Tobler has a law degree from the University of Zurich and a Master's degree in Comparative Jurisprudence from New York University. He is also a member of the Bar in Switzerland.

                             CONTINUING DIRECTORS

   Gary Frentz, M.D. was appointed a director in April 1989. Since 1991 he has been Senior Associate Director for Hospital Medical Affairs at Tulane University Medical Center and has been Medical Director of its Managed Care Programs since July 1988. He was Chief of Staff for the Tulane University Hospital between July 1988 and August 1991. Since July 1988 he has been Professor in the Department of Urology at the Tulane University School of Medicine. Dr. Frentz is involved with several research programs at the University and has had numerous papers relating to Urology published in leading medical journals. Dr. Frentz received his M.D. degree from the Tulane University School of Medicine.

   Uwe Thieme was appointed a director in April 1998. He qualified as a Doctor of Medicine at the University of Gottingen in 1968 and became a Board Certified Radiologist in 1975. He currently practices as a senior partner in a private Radiology practice and is a Board Member of the German Radiology Association ("GRA") and the German Radiology Science Association ("GRSA"). He is a member of the management advisory committee for the GRSA's five billion Deutsche Mark pension fund. Until recently he has held the positions of Deputy Mayor of the City of Goslar and Deputy Governor of the County of Goslar, The Netherlands.

Board Meetings, Committees and Compensation

   The Company's Board of Directors met 4 times in 1998. Mr. Georgiev and Dr. Thieme attended 75% of the meetings. Each director attended 75% or more of the total number of Board meetings and meetings of Board committees on which the director served during the time he served on the Board or committee. Two of the executive members of the Board met an additional 28 times to attend to certain ministerial items including the review and approval of the grant of options and the allotment of equity securities.

   During 1998, the Compensation Committee consisted of Dr. Frentz and Mr. Logan, who ceased to serve as a Director in May 1999. The Compensation Committee reviews and authorises salaries and other matters relating to compensation including the grant of options for the principal officers of the Company and its subsidiaries, subject subsequently to Board approval. On November 3, 1998 it was resolved at a meeting of the Board of Directors that the Compensation Committee would in the future be comprised of Mr. Tobler (Chairman), Mr. Georgiev and Dr. Frentz.

   The Audit Committee consisting of Dr. Frentz and Mr. Georgiev was appointed in 1998. The duties of the Audit Committee comprise, among other things, assessing the Company's financial reporting process and internal controls, reviewing the independence of the Company's public accountants, and monitoring lines of communication between directors, financial management and the Company's independent accountants. On November 3, 1998 it was resolved by the Board of Directors that Mr. Tobler be appointed to the Audit Committee as Chairman in addition to Mr. Georgiev and Dr. Frentz.

   Directors do not receive salaries or cash fees for serving as Directors nor do they receive cash compensation for serving on any committee. However, all members of the Board of Directors who are not employees of the Company are reimbursed for attendance and out-of-pocket expenses incurred in their capacity as members of the Board of Directors. In March of 1999, the Board of Directors authorized the grant to Mr. Tobler and Mr. Georgiev of options to purchase 200,000 and 100,000 Ordinary shares, respectively, at an exercise price of $1.6875 per share, as compensation for services rendered to the Company in addition to the services normally expected of a Director.

   Certain Directors have been retained from time to time to provide consulting services to the Company in their areas of expertise.

   The Company maintains stock option plans for employees, including Directors, and for non-executive Directors and consultants to the Company, as described under "Stock Option Plans" below.

Executive Officers

   George Van Lear was appointed President and Chief Operating Officer in April 1999. From 1996 until 1999 he was Vice President of Research and Development at DPT Laboratories and designed and implemented development programs for in excess of twenty new products. From 1989 until 1995 Dr. Van Lear was Director of Scientific Services at Glaxo Dermatology. At Glaxo he was responsible for taking eight products to the commercial stage, six New Drug Applications filed and approved, eleven Investigational New Drug applications, one Abbreviated Antibiotic New Drug Application and one PLA acquired, managed and approved. From 1988 until 1989 Dr. Van Lear headed a firm which provided consulting services to the pharmaceutical industry. From 1984 until 1988 he served as Vice President and Chief Operating Officer at Applied Analytical Industries. In this capacity Dr. Van Lear directed the research efforts of more than one hundred and fifty scientists who performed work on more than one hundred New Drug Applications and Abbreviated New Drug Applications. From 1968 until 1984 he served in a variety of capacities of increasing seniority at Lederle Laboratories where he directed the efforts of around fifty analytical chemists in the areas of formulation and chemical process development.

   Dr. Van Lear received a Ph.D in organic chemistry from the University of Utah in 1966 and was awarded NIH and NSF postdoctoral fellowships from Purdue University and the University of Illinois.

   Stewart Slade, age 50, was appointed Chief Financial Officer in July 1998. From October 1997 until July 1998 Mr. Slade served as a financial consultant to the Company. From 1991 until 1997 he served as Financial Director of European Operations at DiverseyLever Limited, a business unit of Unilever. Mr. Slade was involved in the strategic planning of the European supply chain, the implementation of corporate change initiatives and the introduction of key performance indicators in the supply chain and financial reporting processes.

   From 1986 until 1991 he was Financial Director of DuBois Chemicals Limited a subsidiary of Chemed Corporation. Prior to Chemed Mr. Slade served with Colgate Palmolive for six years, including the position of Financial Controller for the Eastern Caribbean region. Prior to Colgate Palmolive he was an auditor with Coopers & Lybrand in London. Earlier in his career Mr. Slade was in research and development as a biochemist with the Smith Kline Corporation.

   Mr. Slade has a bachelor of science degree in Chemistry from the University of Leeds and is an associate member of the Institute of Chartered Accountants in England and Wales.

Security Ownership

   The following table sets forth certain information regarding the beneficial ownership of Senetek's outstanding Ordinary shares as of September 22, 1999 by
(i) each of Senetek's Directors, including nominees for re-election as a Director, who is a stockholder; (ii) the Company's Chief Executive Officer;
(iii) Senetek's other executive officers currently in office; (iv) a former Director; (v) two former officers; (vi) all executive officers and directors of Senetek as a group; and (vii) each person believed by Senetek to own beneficially more than 5% of its outstanding Ordinary shares. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of the Company's Directors and executive officers is that of the Company.

                                                   Number of
                                                     Shares         Percentage
                                                  Beneficially          of
   Name of Beneficial Owner                         Owned(1)         Class(1)
   ------------------------                       ------------      ----------
   Frank J. Massino..............................    787,700(2)        1.3%
   Gary D. Frentz................................    210,200(2)          *
   Steven Georgiev...............................    180,200(2)          *
   Uwe Thieme....................................    130,200(2)          *
   Andreas Tobler................................    270,200(2)          *
   George Van Lear...............................     50,000(2)          *
   Stewart Slade.................................     40,000(2)          *
   The American Heritage Fund Inc................  2,936,000(3)        5.0%
    1370 Avenue of the Americas
    New York, NY 10019
   Anthony J. Cataldo............................     29,100(2)(4)       *
   Gerlof Homan..................................    450,000(2)          *
   Paul A. Logan.................................    238,497(2)(5)       *
   Clifford Brune................................    200,000(2)(6)       *
   All Directors and Executive Officers as a
    group (7 persons)............................  1,668,500           3.6%

--------
  * Less than 1%
(1) For purposes of this table, a person or a group of persons is deemed to have "beneficial ownership" as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes the following number of shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days of September 22, 1999: Mr. Massino: 787,500; Mr. Frentz:
    210,000; Mr. Georgiev: 180,000; Dr. Thieme: 130,000; Mr. Tobler: 270,000;
    Dr. Van Lear: 50,000; Mr. Slade: 40,000; Mr. Homan: 100,000; Mr. Logan:
    220,000; Mr. Brune: 200,000.
(3) Based solely on information disclosed in the Schedule 13G filed by The American Heritage Fund, Inc. on January 5, 1999.
(4) Mr. Cataldo resigned his position as Chief Executive Officer in November 1998 and as Chairman of the Board of Directors of the Company in December 1998.
(5) Mr. Logan retired from the Board of Directors in May, 1999.
(6) Mr. Brune resigned his position as Chief Operations Officer in November
    1998.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Under Section 16(a) of the United States Securities Exchange Act of 1934,the Company's Directors, executive officers and any persons holding more than 10% of the Company's equity securities are required to report their ownership of equity securities and any changes in their ownership, on a timely basis, to the SEC. To the Company's knowledge, based solely on materials provided and representation made to the Company, for the fiscal year ended December 31, 1998, all reports required by Section 16(a) were filed on a timely basis except as follows: Messrs. Massino, Tobler and Slade did not timely file a Form 3 during 1998 after becoming subject to the reporting requirements of Section 16(a) and did not timely file a Form 5 following the end of 1998 with respect to the grant to them of stock options on October 25, 1998; Mr. Thieme did not timely file a Form 3 during 1998 after becoming subject to the reporting requirements of Section 16(a) and did not timely file a Form 5 following the end of 1998 with respect to the grant to him of stock options on April 16 and July 5, 1998; and Mr. Georgiev did not timely file a Form 5 following the end of 1998 with respect to the grant to him of stock options on July 5, 1998. The Company is not in a position to determine whether reports under Section 16(a) were timely filed by directors and officers who are no longer employed by the Company.

Certain Relationships and Related Transactions

   See "Executive Compensation--Employment Contracts" for a description of certain relationships.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information concerning the compensation of the Chief Executive Officer, two executive officers and two former executive officers of the Company:

                                                    Annual       Long-Term
                                                 Compensation   Compensation
                                                --------------- ------------
                                         Fiscal                               All Other
   Name and Principal Position            Year  Salary(1) Bonus  Options(2)  Compensation
   ---------------------------           ------ --------- ----- ------------ ------------
   Frank Massino.......................   1998  $170,314  $ --    300,000       $ --
    Chairman and Chief Executive Officer  1997   156,762    --    350,000         --
                                          1996   170,314    --     50,000         --

   Anthony J. Cataldo..................   1998   317,090    --    400,000         --
    Chairman and Chief Executive          1997   250,000    --    300,000         --
    Officer(3)
                                          1996       --     --        --          --

   Gerlof Homan........................   1998   200,000    --        --          --
    Chief Scientific Advisor              1997   206,352    --    150,000         --
                                          1996   247,926    --        --          --

   Paul A. Logan.......................   1998   202,535    --     60,000         --
    Director and Company Secretary(4)     1997   172,911    --    150,000         --
                                          1996   160,936    --        --          --

   Clifford Brune......................   1998   250,000    --    200,000         --
    Chief Operating Officer(5)            1997   181,250    --    500,000         --
                                          1996       --     --        --          --

--------
(1) The base salary includes cost of living adjustments for Dr. Homan and Mr. Logan, which in Dr. Homan's case provides for an increase on January 1 of each year by the percentage by which the cost of living, as determined by the US Labor Department, has increased over the previous year, and in Mr. Logan's case by the end year percentage increase in the UK Index of Retail Prices published by the Central Statistical Office; neither of these increases has been effected for 1999. In both cases the salaries may also be supplemented by annual performance bonuses as determined by the Board of Directors.

(2) Options entitle the grantee to purchase Ordinary shares from the Company. There is no public trading market for the Company's Ordinary shares, although there is a trading market in the United States for Ordinary shares represented by American Depositary Shares. Any subsequent conversion from Ordinary shares into American Depositary Shares, evidenced by American Depositary Receipts, entails the grantee paying UK Inland Revenue Reserve Stamp Duty at 1.5% on the deemed market value or, in certain cases, on the exercise price, of the shares so converted, and a present fee of either $0.030 or $0.015 per Ordinary share converted into an ADR, to The Bank of New York, the US Depositary for such conversion.

(3) Mr. Cataldo resigned his position as Chief Executive Officer in November 1998 and as Chairman of the Board of Directors in December 1998.

(4) Mr. Logan resigned his position as a Director and Company Secretary in May 1999.

(5) Mr. Brune resigned his position as Chief Operating Officer in November
    1998.

Employment Contracts

   The Company has entered into employment agreements with Mr. Massino and Dr. Van Lear. Mr. Massino has an employment contract with an effective term from 1st November 1998 until 31st December 2003. The contract provides for a salary of $250,000 per annum and an automobile allowance of $1,000 per month. Dr. Van Lear has an employment contract with an effective term from 15th April 1999 until 14th April 2002. The contract provides for a salary of $200,000 per annum and an automobile allowance of $750 per month.

STOCK OPTION PLANS

   The Company has two stock option plans pursuant to which options to purchase the Company's Ordinary shares may be granted. The first plan relates to the grant of options to employees, including employee Directors, and officers of the Company. The second plan relates to the grant of options to non-executive (non-employee) Directors and consultants to the Company. In both cases, the exercise price of these options may not be less than the fair market value of American Depositary Share representing one of the Company's Ordinary shares twenty-one days before the date of grant.

   The following table sets forth information with respect to the options granted in 1998 exercisable by the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   Potential
                                                                              Realizable Value at
                                                                                Assumed Annual
                                                                                Rates of Stock
                                         Percentage of                        Price Appreciation
                            Number of    Total Options               Option     for Individual
                           Securities     Granted to                  Term      Grants in 1998
                           Underlying    Employees in  Exercise or Expiration -------------------
Name                     Options Granted  Fiscal Year  Base Price     Date       5%       10%
----                     --------------- ------------- ----------- ---------- -------- ----------
F. Massino..............     300,000         22.3         $2.00    10/24/2005 $653,000 $  864,000

A. Cataldo..............     400,000(1)      29.7         $3.50      7/4/2005 $871,000 $1,152,000

G. Homan................           0          --            --            --       --         --

P. Logan................      60,000          4.5         $3.50      7/4/2005 $131,000 $  173,000

C. Brune................     200,000(2)      14.8         $2.00    10/24/2005 $436,000 $  576,000

--------
(1) Options to purchase all of the 400,000 shares listed were cancelled in connection with Mr. Cataldo's resignation from his position as Chief Executive Officer and Chairman of the Board of Directors of the Company.
(2) Options to purchase 100,000 of the shares listed were cancelled in connection with Mr. Brune's resignation from his position as Chief Operations Officer of the Company.

   Aggregated Option Exercises During 1998 And Fiscal Year-end Option Values

                                                   Number of Securities
                                                  Underlying Unexercised      Value of Unexercised
                                                        Options  at         In-the-Money Options at
                           Shares                   Fiscal Year-End(#)         Fiscal Year-End($)
                         Acquired on    Value    ------------------------- --------------------------
Name                      Exercise   Realized($) Exercisable Unexercisable Exercisable Unexerciseable
----                     ----------- ----------- ----------- ------------- ----------- --------------
F. Massino..............       --           --     525,000      150,000     $ 30,500      $ 25,125

A. Cataldo..............       --           --     525,000      975,000     $123,438      $120,313

G. Homan................   350,000   $1,158,500    100,000       50,000     $ 13,000      $  6,500

P. Logan................   300,000   $  900,000    172,500      122,500     $ 13,000      $  6,500

C. Brune................   200,000   $  216,000    250,000      450,000     $ 29,250      $ 13,000

--------
(1) The value of the unexercised but exercisable options, and the unexercisable options, is based on the closing bid price of the American Depositary Receipts ("ADRs") of $1.625 per share on the Nasdaq system on December 31, 1998, less the estimated conversion costs of the Ordinary shares so acquired upon conversion into ADRs.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Principles

   The Company's compensation policy is administered by three Directors acting as the Compensation Committee and is designed to complement the Company's short and long term business strategy for attracting and retaining key executives critical to the Company's success.

   At its present stage of development, the Company's corporate performance cannot be gauged nor can compensation be measured in terms of profitability as it has focused on developing its products, obtaining the necessary regulatory approvals, attracting sufficient equity finance for this purpose and endeavoring to negotiate licensing agreements for the development and marketing of its products.

   Currently the Company and its two subsidiaries Senetek Drug Delivery Technologies Inc. and Carme Cosmecuetical Sciences, Inc. have 16 employees, 14 in the United States (including one Director), and 2 in the United Kingdom. Given its personnel structure and the Company's formative stage of development, it had not, in the past, been practicable for the Company to set up a detailed and integrated compensation philosophy for its executives, nor to specify levels of seniority, areas of responsibility, performance criteria and profitability-related awards.

Executive Compensation

   Typically, executives have been awarded fixed term employment agreements. In the cases of Mr. Massino and Dr. Van Lear for a fixed period to December 31, 2002. In the case of Dr. Homan for a fixed period to December 31, 1999 and in the case of Mr. Logan to September 30, 1998, at a base salary subject in certain cases to an annual cost of living increase.

   The compensation of executive officers, including the Chief Executive Officer, has been determined by a consideration of the compensation paid to officers in companies in a similar position to Senetek. In certain cases the agreements provide for consideration by the Board of a bonus but there is otherwise no provision for a review of compensation during the fixed term of the agreements. No bonuses were granted in 1998.

   Additionally, stock options entitling the grantee to purchase Ordinary shares in the Company may be issuable at such times when the Board considers that certain critical stages in the Company's product development or funding requirements have been achieved.

Employee Option Plan

   The Company's shareholders approved the adoption of a Share Option Scheme for Employees (the No. 1 Plan) and a Share Option Scheme for Non-Executive Directors (the No. 2 Plan) at a Special Meeting of shareholders on December 20, 1985. At the Annual Meeting of shareholders on May 23, 1997, the total number of options available for issuance under the No. 1 and No. 2 Plans was increased to 6,000,000 and 4,000,000 respectively. Options under the No. 1 and No. 2 Plans may not be granted at an exercise price lower than the market price for the Company's shares 21 days prior to the date of grant.

A. TOBLER
S. GEORGIEV
G. FRENTZ


Members of the Compensation Committee

September 22, 1999

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

                                  Proposal 2

                             INDEPENDENT AUDITORS

   The Company wishes to obtain from the shareholders their approval for the ratification of BDO Stoy Hayward, as the Company's independent auditors for the fiscal year 1999, and to authorize the Directors to fix their remuneration. BDO Stoy Hayward were appointed as auditors by the Directors following the resignation of Price Waterhouse as the Company's auditors in November 1998. Price Waterhouse had acted as the Company's auditors since January 1991. Representatives of BDO Stoy Hayward are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire, and will be available to respond to questions which the Board deems appropriate. If the ratification of the appointment of BDO Stoy Hayward as the Company's auditors is not approved by the shareholders, the adverse vote will be considered a direction to the Board of Directors to select other independent accountants to serve as the Company's auditors for the fiscal year 1999.

Adoption of Proposal

   Adoption of Proposal 2 requires the affirmative vote of a majority of the holders present in person at the Meeting or, if a poll is taken, the holders of a majority of the shares represented in person or by proxy at the Meeting. The Board of Directors believes that adoption of the Proposal is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" the ratification of BDO Stoy Hayward as the Company's auditors for the fiscal year 1999.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

   On November 2, 1998, the Company was informed by Price Waterhouse that effective November 2, 1998, Price Waterhouse had resigned as independent accountants to the Company.

   The reports of Price Waterhouse on the financial statements for the fiscal years ended December 31, 1997 and December 31, 1998 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors.

   There were never any disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse, would have caused Price Waterhouse to make reference to the subject matter of the disagreements in connection with its report.

   On November 5, 1998, by resolution of the Board of Directors, the Company resolved to engage the auditing firm of Deloitte & Touche. On January 26, 1999, the Company received a letter from Deloitte & Touche, dated January 26, 1999, advising the Company of the resignation of Deloitte & Touche as the Company's auditors. Deloitte and Touche had not previously rendered a report on the Companys financial statements. The decision to change accountants was approved by the Board of Directors.

   On February 23, 1999, the Company engaged the auditing firm of BDO Stoy Hayward.

                               PERFORMANCE GRAPH

   The following graph reflects a comparison of the total cumulative return of the Company's Ordinary shares in ADR format with the cumulative total return of the Nasdaq Health Services Stocks index and the Nasdaq (US and Foreign Companies) Stock Market index from December 31, 1993 through December 31, 1998. The comparisons in the table are required by the Securities Exchange Commission and are not intended to represent a forecast or to provide any indication of possible future performance of the Company's shares.

   Return Performance for Years Ended December 31, 1994 to December 31, 1998
                                   Inclusive
                         (Base Year December 31, 1993)


                      [PERFORMANCE GRAPH APPEARS HERE]


                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
           AMONG SENETEK PLC, NASDAQ STOCK MARKET (U.S. & FOREIGN)
                          AND NASDAQ HEALTH SERVICES

                                                  NASDAQ STOCK     NASDAQ
Measurement Period                                MARKET (U.S.     HEALTH
(Fiscal Year Covered)           SENETEK PLC       & FOREIGN)       SERVICES
---------------------           -----------       -----------      --------
Measurement Pt-12/31/1993       $100.00           $100.00          $100.00
FYE 12/31/1994                  $ 31.00           $ 97.00          $107.00
FYE 12/31/1995                  $ 21.00           $136.00          $136.00
FYE 12/31/1996                  $ 20.00           $167.00          $136.00
FYE 12/31/1997                  $ 80.00           $204.00          $138.00
FYE 12/31/1998                  $ 27.00           $282.00          $117.00

Annual Report on Form 10-K

   Shareholders may obtain copies of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") without charge by writing to the Company at the above mailing address directed to the attention of the Secretary, or to the Company at 620 Airpark Road, Building F, Napa, California 94558, USA.

                                          By Order of the Board of Directors

                                          STEWART W. SLADE

                                          Stewart W. Slade
                                          Secretary

September 27, 1999

                                  SENETEK PLC

                       NOTICE OF ANNUAL GENERAL MEETING


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Ordinary shares of Senetek PLC (the "Company"), hereby acknowledges receipt of the Notice of the Annual General Meeting of Shareholders of the Company and the related Proxy Statement, each dated September 27, 1999, and the Company's 1998 Annual Report on Form 10-K, and hereby appoints Frank Massino and Stewart Slade, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual General Meeting of Shareholders of the Company to be held on October 22, 1999, at 11:00 a.m. local time, at the Napa Valley Marriott, Napa, California, and at any adjournment(s) thereof, and to vote all Ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof. This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of the specified nominees as directors and FOR the ratification of the appointment of BDO Stoy Hayward as the Company's independent auditors, and as said proxies deem advisable on such other matters as may come before the meeting. Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.

(See reverse for voting instructions.)

                                                       SENETEK PLC
                                                       P.O. BOX 11296
                                                       NEW YORK, N.Y. 10203-0296

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  Election of Directors

    FOR all nominees        WITHHOLD AUTHORITY to vote           *EXCEPTIONS [_]
    listed below     [_]    for all nominees listed below [_]

Nominees: Steven Georgiev, Andreas Tobler and Frank Massino
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________

2. To ratify the appointment of BDO Stoy Hayward as independent auditors for fiscal year 1999.

    FOR  [_]         AGAINST  [_]          ABSTAIN  [_]

    To transact such other business so may properly come before the meeting and any adjournments thereof.


                                        The proxy must be signed by the person
                                        in whose name the Ordinary Shares are
                                        registered on the books of the Company.
                                        In the case of a corporation, the proxy
                                        should be executed by a duly authorized
                                        officer or attorney-in-fact.

                                        Dated:                           , 1999
                                              ---------------------------

                                        ---------------------------------------
                                            Signature of Registered Holder

                                        Votes must be indicated
                                        (x) in Black or Blue ink.


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.